Exhibit 99.1

Contact:
Christopher Keenan or Jay Carlson

Peregrine Pharmaceuticals, Inc.
(800) 987-8256
info@peregrineinc.com

Peregrine Pharmaceuticals Reports SECOND Quarter

Fiscal Year 2014 Financial Results and Recent Developments

-- SUNRISE Pivotal Phase III Lung Cancer Trial on Track for Initiation by Calendar Year-End –

-- Company Strengthens Focus in Immunotherapy with Strategic Appointments to Scientific Advisory Board --

-- Avid Continues Solid Performance with Revenue Topping $7M in Current Quarter –

TUSTIN, CA - December 10, 2013 -- Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM), a biopharmaceutical company developing first-in-class monoclonal antibodies focused on the treatment and diagnosis of cancer, today announced financial results for the second quarter of fiscal year (FY) 2014 ended October 31, 2013 and provided an update on its advancing clinical pipeline and other corporate developments.

“We made important clinical and regulatory progress this quarter towards the initiation of our SUNRISE global Phase III trial in second-line non-small cell lung cancer, allowing for patient enrollment to commence by year-end,” said Steven W. King, president and chief executive officer of Peregrine. “In parallel with these activities, we made tremendous strides in raising the awareness of bavituximab’s novel immunotherapy mechanism of action. At the 15th World Conference on Lung Cancer, immunology researchers discussed bavituximab’s key role in blocking an immunosuppressive upstream checkpoint that allows cancer to evade immune detection while also highlighting potential synergies between bavituximab and downstream immune checkpoint inhibitors like anti-PD-1 and anti-CTLA-4 antibodies. In addition, at the Society for Immunotherapy of Cancer Annual Meeting, we presented encouraging preclinical data that showed that bavituximab plus an anti-CTLA-4 antibody showed superior tumor suppression in a mouse melanoma model. As a result of these and other data, we anticipate initiating a Phase I clinical trial in combination with an approved immunotherapy in patients with advanced melanoma in the coming months. Another important development this quarter was the expansion of our scientific advisory board with four new key experts in immunotherapy who will be instrumental in assisting us with our continued development efforts.”

BAVITUXIMAB ONCOLOGY PROGRAM HIGHLIGHTS

Lead Indication in Second-Line Non-Small Cell Lung Cancer:

•	Finalizing operational activities surrounding the SUNRISE Phase III Trial (Stimulating ImmUne RespoNse thRough BavItuximab in a PhaSE III Lung Cancer Study).
o	SUNRISE is a Phase III, global, randomized, double-blind, placebo-controlled clinical trial designed to evaluate the safety, tolerability and efficacy of bavituximab in patients with second-line non-small cell lung cancer (NSCLC). The trial will evaluate bavituximab plus docetaxel versus docetaxel plus placebo in approximately 600 patients at clinical sites worldwide. Patients with Stage IIIb/IV non-squamous, NSCLC who have progressed after standard front-line treatment are eligible for enrollment. Patients will be randomized into 1 of 2 treatment arms. All patients will receive up to six 21-day cycles of docetaxel at 75 milligrams per meter squared plus weekly infusions of either bavituximab (3mg/kg) or placebo until progression or toxicity. The primary endpoint of the trial will be overall survival. The trial is anticipated to be open to enrollment by the end of the calendar year. For additional information about the SUNRISE trial visit ClinicalTrials.gov using Identifier NCT01999673.
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Other Oncology Indications:

The company is exploring the potential of bavituximab through a number of investigator-sponsored trials (IST) including:

•	A Phase I IST evaluating bavituximab in combination with paclitaxel in up to 14 patients with HER2-negative metastatic breast cancer. Encouraging interim data on 13 evaluable patients receiving the combination was presented at the 2013 American Society of Clinical Oncology (ASCO) Annual Meeting showing that 85% of patients achieved an objective tumor response, including 15% of patients achieving a complete response measured in accordance with RECIST criteria. Final data is anticipated in 2014.

•	A Phase I/II IST evaluating bavituximab in combination with sorafenib in up to 48 patients with advanced hepatocellular carcinoma (liver cancer). Interim data has been accepted for oral presentation at an upcoming scientific conference in the first quarter of 2014.

•	A Phase Ib IST evaluating bavituximab in combination with carboplatin and pemetrexed in up to 25 patients with previously untreated Stage IV NSCLC.

•	A Phase I IST evaluating bavituximab in combination with capecitabine and radiation therapy in up to 18 patients with Stage II or III rectal adenocarcinoma.

BAVITUXIMAB IMMUNOTHERAPY DEVELOPMENT PROGRAM

Data from preclinical studies showing that tumor growth inhibition of a PS-targeting antibody equivalent to bavituximab and an anti-CTLA-4 combination therapy in a mouse melanoma model was superior to either antibody alone were recently presented at Society for Immunotherapy of Cancer (SITC) Annual Meeting.

Peregrine is exploring the potential to combine bavituximab with other immunotherapies such as PD-1 antibodies and CTLA-4 targeted approaches and has initiated several proof-of-concept studies to support recent mechanism data. In advance of this, multiple proof-of-concept preclinical studies are now underway with data anticipated over the next few months.

Peregrine anticipates the initiation of a single-center Phase Ib IST of bavituximab plus an approved anti-CTLA-4 antibody in patients with advanced melanoma in early calendar year 2014.

With recent scientific insights highlighting bavituximab’s immunostimulatory mechanism of action, Peregrine announced today the following additions to its Scientific Advisory Board. The company plans to utilize the expertise of its new advisors to help guide the development of its novel immunotherapeutic candidate bavituximab:

•	Dimitry I. Gabrilovich, M.D., Ph.D.

Dr. Gabrilovich is currently the Christopher M. Davis Professor in Cancer Research and Program Leader, Translational Tumor Immunology at The Wistar Institute, Philadelphia, Pennsylvania. Prior to joining Wistar, Dr. Gabrilovich was the Robert Rothman Endowed Chair in Cancer Research and Head, Section of Dendritic Cell Biology at the Moffitt Cancer Center in the Department of Immunology and a Professor of Oncologic Sciences and Molecular Medicine at the University of South Florida. Prior to this, Dr. Gabrilovich was a Research Fellow at the Imperial College in London, United Kingdom and at the University of Texas Southwestern Medical Center in Dallas, Texas. Dr. Gabrilovich earned his M.D. from Kabardino-Balkarian State University Medical School in Nalchik, Russia and his Ph.D. in Immunology from the Central Institute of Epidemiology in Moscow.

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•	Scott J. Antonia, M.D., Ph.D.

Dr. Antonia is currently the Department Chair and Program Leader of the Thoracic Oncology Department Associate Professor in the Department of Interdisciplinary Oncology and Program Leader of the Immunology Program at the H. Lee Moffitt Cancer Center and Research Institute in Tampa, Florida. He is also a Professor of Oncology at the University of South Florida College of Medicine in Tampa. Dr. Antonia received his M.D. and his Ph.D. in Immunology from the University of Connecticut Health Center in Farmington, Connecticut. In addition, Dr. Antonia completed an internal medicine residency at Yale University School of Medicine and pursued additional training at Yale through a medical oncology fellowship and post-doctoral fellowship in Immunobiology.

•	David Carbone, M.D., Ph.D.

Dr. Carbone is currently a Professor of Medicine in the Division of Medical Oncology at The Ohio State University’s Ohio State’s Comprehensive Cancer Center at the James Cancer Hospital and the Solove Research Institute both in Columbus, Ohio. Prior to joining Ohio State University, he served on the faculty of the University of Texas Southwestern Medical Center in Dallas, Texas and Vanderbilt University ‘s Thoracic and Head & Neck Cancer Program at the Vanderbilt-Ingram Cancer Center in Nashville, Tennessee. Dr. Carbone received his M.D. and Ph.D. degrees in Molecular Biology and Genetics from Johns Hopkins University in Baltimore, Maryland.

•	Håkan Mellstedt, M.D., Ph.D.

Dr. Mellstedt, is currently a Professor of Oncologic Biotherapy at the Karolinska Institute and Cancer Centre Karolinska at the Karolinska University Hospital in Stockholm, Sweden. Prior to this, he was Professor of Experimental Oncology at Uppsala University and head of the Department of Experimental Oncology, Department of Oncology, Uppsala University Hospital in Uppsala, Sweden. He was also the Administrative Director of Cancer Center Karolinska. Dr. Mellstedt has served as a Consultant in Internal Medicine to the Seraphimer University Hospital in Stockholm, Sweden as a Senior Consultant to the Department of Oncology, Karolinska University Hospital, Sweden and as a Senior Consultant to the Sophiahemmet Hospital in Stockholm. Dr. Mellstedt received his M.D. and his Ph.D. degrees from the Karolinska Institute. He is Board Certified in Internal Medicine, Hematology and Oncology.

PS-Targeting Molecular Imaging Program

The company is exploring the potential of its experimental PS-targeting molecular imaging candidate, 124I-PGN650, in patients with various solid tumor types. This is an open-label, single-center trial with a primary goal of estimating radiation dosimetry in critical and non-critical organs and secondary objectives of tumor imaging and safety.

CORPORATE

Today Peregrine announced the addition of Mr. Stephen Worsley as vice president of business development. Mr. Worsley joins the Executive team bringing with him over 25 years in the biotechnology industry with 16 of those in business development. Most recently he was chief business officer at Centrose Pharmaceuticals. Prior to that he held the position of vice president of business development at Intrexon Inc., Zosano Pharma Inc., (a spin out of Johnson & Johnson) and Raven Biotechnologies, Inc. (acquired by MacroGenics). In addition, he was director of business development at Abgenix (acquired by Amgen), Tripos Drug Discovery, and OHM Technologies (acquired by Carlyle Group). Stephen received his MBA in finance from the University of Washington and his Bachelor of Science in international economics and finance from the University of Utah.

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FINANCIAL RESULTS

“Avid Bioservices, our contract manufacturing subsidiary, had a strong second quarter generating over $7 million in contract manufacturing revenue. We anticipate that with our current commitments for services, contract manufacturing revenue for the entire FY 2014 to be between $18 and $22 million,” said Paul Lytle, chief financial officer of Peregrine. “We have also been able to strengthen our cash position over each of the last six quarters to $44.4 million as of October 31, 2013 in preparation for initiating the SUNRISE Phase III trial while we continue to pursue partnering opportunities.”

Total revenues for the second quarter of FY 2014 were $7,354,000, compared to $6,139,000 for the same quarter of the prior fiscal year. The increase was primarily attributed to a 21% increase in contract manufacturing revenue generated from Avid Bioservices associated with additional services provided to its third-party customers.

Total costs and expenses in the second quarter of FY 2014 were $15,168,000, compared to $13,196,000 in the second quarter of FY 2013. This increase was attributable to the current quarter increase in the cost of contract manufacturing associated with higher revenues in the current quarter combined with increases in research and development expenses and selling, general and administrative expenses. The increase in research and development expenses for the second quarter FY 2014 compared to the second quarter of FY 2013 was primarily attributable to expenses associated with preparing for our Phase III SUNRISE trial combined with an increase in share-based compensation expense (non-cash). The increase in selling, general and administrative expenses for the second quarter FY 2014 compared to the second quarter of FY 2013 was primarily attributable to an increase in share-based compensation expense (non-cash).

Peregrine's consolidated net loss was $7,790,000, or $0.05 per share, for the second quarter of FY 2014, compared to a net loss of $8,753,000, or $0.08 per share, for the same quarter of the prior year.

Peregrine reported $44,443,000 in cash and cash equivalents at October 31, 2013, compared to $35,204,000 at fiscal year ended April 30, 2013.

More detailed financial information and analysis may be found in Peregrine's Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

Conference Call

Peregrine will host a conference call and webcast this afternoon, December 10, 2013, at 4:30 PM EST (1:30 PM PST).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Peregrine Pharmaceuticals conference call. A replay of the call will be available starting approximately two hours after the conclusion of the call through December 17, 2013 by calling (855) 859-2056, or (404) 537-3406 and using passcode 17598749.

To listen to the live webcast, or access the archived webcast, please visit: http://ir.peregrineinc.com/events.cfm.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials focused on the treatment and diagnosis of cancer. The Company is advancing its lead immunotherapy candidate, bavituximab, into Phase III development for the treatment of second-line non-small cell lung cancer (the “SUNRISE trial”) while also seeking a licensing or funding partner to further advance Cotara into Phase III development for the treatment of brain cancer. Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers. Additional information about Peregrine can be found at www.peregrineinc.com.

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Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the company may not be able to initiate the Phase III SUNRISE trial within its anticipated timeline, the risk that the results from the Phase III SUNRISE trial may not support a future Biologics License Application (BLA) submission, the risk that the company may not have or raise adequate financial resources to complete the Phase III SUNRISE trial, the risk that the company may not find a suitable partner for the bavituximab or Cotara programs, the risk that Avid's revenue growth may slow or decline, the risk that Avid may experience technical difficulties in processing customer orders which could delay delivery of products to customers and receipt of payment, and the risk that one or more existing Avid customers terminates its contract prior to completion. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2013 and quarterly report on Form 10-Q for the quarter ended October 31, 2013. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended October 31,		Six Months Ended October 31,
	2013	2012	2013	2012
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$7,354,000	$6,061,000	$11,935,000	$10,196,000
License revenue	–	78,000	107,000	194,000
Total revenues	7,354,000	6,139,000	12,042,000	10,390,000

COSTS AND EXPENSES:
Cost of contract manufacturing	4,195,000	3,703,000	6,865,000	5,727,000
Research and development	6,957,000	6,053,000	12,261,000	13,034,000
Selling, general and administrative	4,016,000	3,440,000	8,350,000	6,357,000
Total costs and expenses	15,168,000	13,196,000	27,476,000	25,118,000

LOSS FROM OPERATIONS	(7,814,000)	(7,057,000)	(15,434,000)	(14,728,000)

OTHER INCOME (EXPENSE):
Interest and other income	24,000	44,000	45,000	52,000
Interest and other expense	–	(44,000)	(1,000)	(45,000)
Loss on early extinguishment of debt	–	(1,696,000)	–	(1,696,000)

NET LOSS	$(7,790,000)	$(8,753,000)	$(15,390,000)	$(16,417,000)

COMPREHENSIVE LOSS	$(7,790,000)	$(8,753,000)	$(15,390,000)	$(16,417,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	156,948,226	109,405,778	153,170,928	106,344,857

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.05)	$(0. 08)	$(0.10)	$(0. 15)

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	OCTOBER 31, 2013	APRIL 30, 2013
	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44,443,000	$35,204,000
Trade and other receivables, net	1,936,000	1,662,000
Inventories	4,033,000	4,339,000
Prepaid expenses and other current assets, net	874,000	709,000
Total current assets	51,286,000	41,914,000
Property and equipment, net	2,315,000	2,678,000
Other assets	1,506,000	466,000
TOTAL ASSETS	$55,107,000	$45,058,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,371,000	$2,821,000
Accrued clinical trial and related fees	1,029,000	930,000
Accrued payroll and related costs	3,152,000	3,582,000
Deferred revenue, current portion	3,468,000	4,171,000
Customer deposits	7,658,000	8,059,000
Other current liabilities	1,089,000	998,000
Total current liabilities	18,767,000	20,561,000
Deferred revenue, less current portion	292,000	292,000
Other long-term liabilities	399,000	445,000
Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock-$0.001 par value; authorized 5,000,000 shares; non-voting; nil shares outstanding	–	–
Common stock-$0.001 par value; authorized 325,000,000 shares; outstanding – 160,248,742 and 143,768,946, respectively	160,000	143,000
Additional paid-in capital	418,783,000	391,521,000
Accumulated deficit	(383,294,000)	(367,904,000)
Total stockholders’ equity	35,649,000	23,760,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$55,107,000	$45,058,000

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